[CALYPTE LOGO]                                                      NEWS RELEASE

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5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97034           www.calypte.com

Company Contact:                               Investor Relations Contact:
Theodore R Gwin, Chief Financial Officer       Tim Clemensen,
(971) 204-0282                                 Rubenstein Investor Relations
email:tgwin@calypte.com                        Phone: (212) 843-9337
                                               email:tclemensen@rubensteinir.com

                AMEX Agrees Not to Delist Calypte's Common Stock


Lake Oswego, OR - March 24, 2006 - Calypte Biomedical Corporation (AMEX:HIV) announced today that it has received a letter from the American Stock Exchange (the "Amex") regarding the results of the March 13, 2006 hearing conducted before a listing qualifications panel of the Amex Committee on Securities (the "Panel").

The Panel unanimously agreed that the Amex should not move to delist Calytpe's common stock at this time and that it would allow the Company until July 31, 2006 to regain compliance with the Amex's continued listing standards. By that date, Calypte must demonstrate that it has regained compliance with the Amex's continued listing standards. If Calypte cannot demonstrate at that time that it is in compliance with those standards, the Panel agreed that the Amex should immediately move to delist Calypte's common stock.

The Company intends to focus on executing its business plan during this time and building stockholder value. However, there can be no assurance that the Company will be able to meet the continued listing standards required to retain the listing of its common stock on the Amex.

Mr. Roger Gale, Chairman and Chief Executive Officer said, "We are grateful that the Amex Panel understood the importance of the coming months and has allowed us additional time to regain compliance with the Amex's listing standards. We believe that the events in the coming quarter will allow us to do so."

About Calypte Biomedical:

Calypte Biomedical Corporation is a U.S.-based healthcare company focused on the development and commercialization of diagnostic testing products for the detection of sexually transmitted diseases. Calypte specializes in novel tests such as the HIV-1 BED Incidence EIA and is engaged in developing and commercializing new diagnostic test products for the rapid detection of HIV and other sexually transmitted diseases, several of which do not require blood samples. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other sexually transmitted infectious diseases may make important contributions to public health, and could increase the likelihood of treating those with undetected HIV and other sexually transmitted diseases.

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Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing, if and as needed, and access funds from its existing financing arrangements that will allow it to continue its current and future operations and whether demand for its test products in domestic and international markets will generate sufficient revenues to achieve positive cash flow and profitability. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB/A (No. 2) for the year ended December 31, 2004 and its subsequent filings with the SEC.